UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

PaxMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41475	85-0870387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 South Broadway, Suite 125 Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 987-2876

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.

Entry Into a Material Definitive Agreement.

On November 20, 2023, PaxMedica, Inc. (the “Company”) priced its publicly marketed public offering of (i) 2,237,304 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), together with common stock purchase warrants (the “Common Stock Purchase Warrants”) to purchase 2,237,304 shares of Common Stock at a combined public offering price of $1.30 per Share and accompanying Common Stock Purchase Warrant and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 3,147,311 shares of Common Stock, together with Common Stock Purchase Warrants to purchase 3,147,311 shares of Common Stock at a combined public offering price of $1.2999 per Pre-Funded Warrant and accompanying Common Stock Purchase Warrant.

Subject to certain ownership limitations described in the Common Stock Purchase Warrants, the Common Stock Purchase Warrants have an exercise price of $1.30 per share of Common Stock, are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the Common Stock Purchase Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Common Stock Purchase Warrants.

Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. Subject to certain ownership limitations described in the Pre-Funded Warrants, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Stock Purchase Warrants and the Pre-Funded Warrants provide that holders will have the right to participate in any rights offering or distribution of assets, and will have the right to receive certain consideration in fundamental transactions, together with the holders of Common Stock on an as-exercised basis. In addition, upon a fundamental transaction, the holder of the Common Stock Purchase Warrants shall have the right to receive payment in cash, or under certain circumstances in other consideration, from the Company at the Black Scholes value as described in the Common Stock Purchase Warrants. A holder will not have the right to exercise any portion of the Common Stock Purchase Warrants or the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Stock Purchase Warrants or the Pre-Funded Warrants, respectively. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to the Company, provided that any increase in such percentage shall not be effective until 61 days after such notice. If not previously exercised in full, at the expiration of their terms, the Common Stock Purchase Warrants will be automatically exercised via cashless exercise.

In connection with the offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on issuance of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 60 days after the closing date of the offering and a prohibition on the Company entering into variable rate transactions for a period of 180 days after the closing date of the offering, subject to certain exceptions.

The net proceeds to the Company from the offering were approximately $6.3 million, after deducting Placement Agent’s fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to repay in full the approximately $0.2 million outstanding under the convertible promissory note held by Lind Global Fund II LP, to advance the Company’s development programs and for general corporate purposes.

The public offering was made pursuant to the Company’s effective registration statement on Form S-1 (Registration No. 333-275416) previously filed with and declared effective by the Securities and Exchange Commission on November 20, 2023, and a preliminary and final prospectus thereunder. The closing of the offering took place on November 22, 2023.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as exclusive placement agent for the public offering. The Placement Agent did not purchase or sell any securities, nor was it required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities in the offering. The Company paid the Placement Agent an aggregate cash fee equal to 6.5% of the gross proceeds received by the Company from such offering. The Company also reimbursed the Placement Agent for non-accountable fees and expenses in an amount up to $50,000, its legal fees and expenses and other out-of-pocket expenses in the amount of up to $100,000, and its clearing expenses in the amount of $15,950. The Company also agreed to issue to the Placement Agent or its designees warrants to purchase up to 4.0% of the of aggregate number of Shares and Pre-Funded Warrants sold in the offering (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Common Stock Purchase Warrants, except that the Placement Agent Warrants have an exercise price equal to $1.625 and have a term of five years from the commencement of sales of the offering.

The foregoing is only a summary of the Common Stock Purchase Warrants, the Pre-Funded Warrants, the Placement Agent Warrants and the Purchase Agreement and does not purport to be a complete description thereof. Such descriptions are qualified in their entirety by reference to the Form of Common Stock Purchase Warrant, the Form of Pre-Funded Warrant, the Form of Placement Agent Warrant and the Form of Purchase Agreement, copies of which are incorporated by reference as Exhibits 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.

Other Events.

On November 20, 2023, the Company issued a press release announcing that the Company had priced the offering of the Shares, Pre-Funded Warrants and Common Stock Purchase Warrants. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-1 filed on November 9, 2023).
Exhibit 4.2	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.8 to the Registration Statement on Form S-1 filed on November 9, 2023).
Exhibit 4.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-1 filed on November 9, 2023).
Exhibit 10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 filed on November 9, 2023).
Exhibit 99.1	Press release issued November 20, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PaxMedica, Inc.

By:	/s/ Howard J. Weisman
Name:	Howard J. Weisman
Title:	Chief Executive Officer

Date: November 22, 2023